Exhibit 5.1

Miguel J. Vega

T: +1 617 937 2319

mvega@cooley.com

May 30, 2014

LeMaitre Vascular, Inc.

63 Second Avenue

Burlington, MA 01803

Ladies and Gentlemen:

You have requested our opinion, as counsel to LeMaitre Vascular, Inc., a Delaware corporation (the “Company”), with respect to certain matters in connection with the offering by the Company of up to 1,430,000 shares of its common stock, par value $0.01 (the “Shares”), including up to 214,500 shares that may be sold pursuant to the exercise of an option to purchase additional shares, pursuant to the Registration Statement on Form S-3 (No. 333-195658) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) and the prospectus included within the Registration Statement (the “Base Prospectus”), the preliminary prospectus supplement dated May 29, 2014 and the final prospectus dated May 30, 2014, each filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplements”). (The Base Prospectus and Prospectus Supplements are collectively referred to as the “Prospectus.”)

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the Company’s Certificate of Incorporation and Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies; and the accuracy, completeness and authenticity of certificates of public officials.

Our opinion herein is expressed solely with respect to the federal laws of the United States and the Delaware General Corporation Law. We express no opinion to the extent that the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that the Shares, when sold in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

500 BOYLSTON STREET, BOSTON, MA 02116-3736 T: (617) 937-2300 F: (617) 937-2400 WWW.COOLEY.COM

LeMaitre Vascular, Inc.

May 30, 2014

Page Two

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed with the Commission for incorporation by reference into the Registration Statement.

Very truly yours,

Cooley LLP

By:	/s/ Miguel J. Vega
Miguel J. Vega

500 BOYLSTON STREET, BOSTON, MA 02116-3736 T: (617) 937-2300 F: (617) 937-2400 WWW.COOLEY.COM